Exhibit (8)(b)

Form of Addendum to the Administration Agreement

This Addendum dated as of [                ], 2017 (the “Addendum”) to the Administration Agreement is entered into by and between BlackRock FundsSM and BlackRock Funds II, both Massachusetts business trusts (collectively, the “Trust”) and BlackRock Advisors, LLC (the “Administrator”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the meaning or meanings as set forth in the Administration Agreement (as defined below).

WHEREAS, the Trust and the Administrator have entered into an Administration Agreement dated January 1, 2015 (the “Administration Agreement”) pursuant to which the Trust retained the Administrator to provide certain administration services; and

WHEREAS, the Administration Agreement provides that, in the event that the Trust establishes one or more additional series other than the Funds named on Schedule B with respect to which it desires to retain the Administrator to act as administrator thereunder, the Trust shall notify the Administrator; and it further provides that, if the Administrator is willing to render such services under the Agreement, it shall accept such appointment pursuant to an addendum to the Agreement, whereupon Schedule B shall be supplemented (or amended) and, subject to such approval as may be required pursuant to Section 13 thereof, such series shall become a “Fund” thereunder and shall be subject to the provisions of the Agreement to the same extent as the Funds (except to the extent that said provisions may be modified in writing by the Trust and the Administrator at the time); and

WHEREAS, the Board of Trustees of BlackRock Funds II, including a majority of those Trustees who are not interested persons of BlackRock Funds II, specifically approved the establishment of BlackRock LifePath® Smart Beta 2060 Fund (the “New Fund”) and the appointment of the Administrator to provide certain administration services therefor at an in-person meeting held on February 15, 2017;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appointment. The Trust hereby appoints the Administrator to act as the administrator of the New Fund for the period and on the terms set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement with respect to the New Fund.

2.	Capitalized Terms. From and after the date hereof, the term “Fund” as used in the Administration Agreement shall be deemed to include BlackRock LifePath® Smart Beta 2060 Fund.

3.	Schedule. Schedule B to the Administration Agreement shall be amended to add the New Fund so that Schedule B is amended and restated as attached hereto.

4.	Compensation. The Administrator shall receive from the New Fund a fee as agreed to between the Administrator and the Trust from time to time, together with out-of-pocket expenses.

5.	Miscellaneous. Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to the Administration Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK FUNDSSM on behalf of each BlackRock FundsSM Fund listed on Schedule B

By:
Name:	[ ]
Title:	[ ]

BLACKROCK FUNDS II, on behalf of BlackRock Funds II Fund listed on Schedule B

By:
Name:	[ ]
Title:	[ ]

BLACKROCK ADVISORS, LLC

By:
Name:	[ ]
Title:	[ ]

Schedule B

BLACKROCK FUNDSSM

BlackRock Advantage Large Cap Core Fund

BlackRock Advantage Small Cap Core Fund

BlackRock Advantage Small Cap Growth Fund

BlackRock All-Cap Energy & Resources Portfolio

BlackRock Alternative Capital Strategies Fund

BlackRock Commodity Strategies Fund

BlackRock Cayman Commodity Strategies Fund, Ltd.

BlackRock Emerging Markets Dividend Fund

BlackRock Emerging Markets Equity Strategies Fund

BlackRock Emerging Markets Long/Short Equity Fund

BlackRock Energy & Resources Portfolio

BlackRock Exchange Portfolio

BlackRock Flexible Equity Fund

BlackRock Flexible Equity Fund Subsidiary, Ltd.

BlackRock Global Long/Short Credit Fund

BlackRock Global Long/Short Equity Fund

BlackRock Global Opportunities Portfolio

BlackRock Health Sciences Opportunities Portfolio

BlackRock Impact Bond Fund

BlackRock Impact U.S. Equity Fund

BlackRock International Opportunities Portfolio

BlackRock Mid-Cap Growth Equity Portfolio

BlackRock Money Market Portfolio

BlackRock Multi-Manager Alternative Strategies Fund

Cayman Multi-Manager Alternatives Fund, Ltd.

BlackRock Real Estate Securities Fund

BlackRock Science & Technology Opportunities Portfolio

BlackRock Short Obligations Fund

BlackRock Tactical Opportunities Fund

BlackRock Total Emerging Markets Fund

BlackRock Cayman Emerging Market Allocation Fund, Ltd.

BlackRock Total Factor Fund

BlackRock Cayman Strategic Risk Allocation Fund, Ltd.

BlackRock U.S. Opportunities Portfolio

BLACKROCK FUNDS II

BlackRock 20/80 Target Allocation Fund

BlackRock 40/60 Target Allocation Fund

BlackRock 60/40 Target Allocation Fund

BlackRock 80/20 Target Allocation Fund

BlackRock Core Bond Portfolio

BlackRock Credit Strategies Income Fund

BlackRock Dynamic High Income Portfolio

BlackRock Emerging Markets Flexible Dynamic Bond Portfolio

BlackRock Floating Rate Income Portfolio

BlackRock Global Dividend Portfolio

BlackRock GNMA Portfolio

BlackRock High Yield Bond Portfolio

BlackRock Inflation Protected Bond Portfolio

BlackRock LifePath® Smart Beta 2020 Fund

BlackRock LifePath® Smart Beta 2025 Fund

BlackRock LifePath® Smart Beta 2030 Fund

BlackRock LifePath® Smart Beta 2035 Fund

BlackRock LifePath® Smart Beta 2040 Fund

BlackRock LifePath® Smart Beta 2045 Fund

BlackRock LifePath® Smart Beta 2050 Fund

BlackRock LifePath® Smart Beta 2055 Fund

BlackRock LifePath® Smart Beta 2060 Fund

BlackRock LifePath® Smart Beta Retirement Fund

BlackRock Low Duration Bond Portfolio

BlackRock Managed Income Fund

BlackRock Multi-Asset Income Portfolio

BlackRock Strategic Income Opportunities Portfolio

BlackRock U.S. Government Bond Portfolio

Schedule B, dated [    ], 2017